UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): December 5, 2011

MAXWELL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-15477	95-2390133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5271 Viewridge Court, Suite 100

San Diego, California 92123

(Addresses of principal executive offices, including zip code)

(858) 503-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 below is incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On December 5, 2011, Maxwell Technologies, Inc. (“the Company”) entered into a Credit Agreement (the “Credit Agreement”) and related agreements with Wells Fargo Bank, National Association (“Wells Fargo”), whereby Wells Fargo made available to the Company a secured credit facility in the form of a revolving line of credit up to a maximum of $15.0 million (the “Revolving Line of Credit”) and an equipment term loan up to a maximum of $12.5 million (the “Equipment Term Loan”) (together, the “Credit Facility”). In general, amounts borrowed under the Credit Facility are secured by a lien on all of the Company’s assets other than its intellectual property, provided, however, the Company is not required to pledge more than 65% of its equity interests in any of its foreign subsidiaries. Additionally, the Company has agreed not to encumber any of its intellectual property.

Repayment of amounts owed pursuant to the Credit Facility may be accelerated in the event that the Company is in violation of the representations, warranties and covenants made in the Credit Agreement, including certain financial covenants set forth therein.

Revolving Line of Credit

The Company may use borrowings under the Revolving Line of Credit for general working capital and corporate purposes. Amounts borrowed under the Revolving Line of Credit bear interest, payable monthly, at either (i) the Prime Rate or (ii) LIBOR plus 2.25%, at the option of the Company subject to certain limitations. The Company must also pay an unused commitment fee, payable quarterly, equal to 0.25% per annum of the average daily unused amount of the Revolving Line of Credit. The Revolving Line of Credit matures on December 5, 2013, and may be prepaid in whole or in part at any time.

Equipment Term Loan

The Company may use borrowings under the Equipment Term Loan to finance 80% of eligible equipment purchases made between April 1, 2011 and April 30, 2012. Amounts borrowed under the Equipment Term Loan bear interest at either (i) the Prime Rate or (ii) LIBOR plus 2.25%, at the option of the Company subject to certain limitations. Interest under the Equipment Term Loan is payable monthly through April 30, 2012, after which time principal and interest owned shall be repaid in 36 equal monthly installments such that the Equipment Term Loan has been fully repaid by the maturity date of April 30, 2015, but may be prepaid in whole or in part at any time.

The foregoing description of the Credit Facility does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement and related agreements, copies of which will be filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXWELL TECHNOLOGIES, INC.

By:	/s/ Kevin S. Royal
Kevin S. Royal
Senior Vice President, Chief Financial Officer, Treasurer and Secretary

Date: December 9, 2011